Exhibit 99.1

LIBERTY MEDIA CORPORATION REPORTS

THIRD QUARTER 2024 FINANCIAL RESULTS

Englewood, Colorado, November 7, 2024- Liberty Media Corporation (“Liberty Media” or “Liberty”) (NASDAQ: FWONA, FWONK, LLYVA, LLYVK) today reported third quarter 2024 results. Headlines include(1):

●	Completed combination of Liberty SiriusXM Group and SiriusXM on September 9th
●	Attributed to Formula One Group
o	Refinanced F1 debt facilities, extending maturities and reducing margin on Term Loan B from 2.25% to 2.00% with anticipated future step down to 1.75%
o	Secured all funding for MotoGP transaction and on track to close by year-end 2024
◾	Completed public offering of 12.2 million FWONK shares for $949 million gross proceeds in lieu of issuing equity to sellers
◾	Raised deal-contingent incremental $850 million Term Loan B and $150 million Term Loan A commitments
o	F1 announced several new and expanded sponsorship agreements, including LVMH and Lenovo as Global Partners and American Express and Santander as Official Partners
o	Signed multi-year licensing deals with LEGO and Mattel Hot Wheels which will see both brands launch F1 products in scale in 2025
●	Attributed to Liberty Live Group
o	Fair value of Live Nation investment was $7.6 billion as of September 30th

“The third quarter was active both at the corporate level and at our operating businesses. We closed the Liberty SiriusXM merger with SiriusXM, refinanced the F1 debt facilities and secured all necessary funding for our planned acquisition of MotoGP,” said Greg Maffei, Liberty Media President and CEO. “Formula 1’s commercial progress is incredible and we were thrilled to announce a number of hallmark deals beginning in 2025, including our new multi-year partnership with

LVMH. Live Nation continues to see high global demand for their events and is already positioned for a very strong 2025 with increased stadium activity.”

Corporate Updates

On September 9, 2024, Liberty Media completed the split-off (the “Split-Off”) of its wholly owned subsidiary, Liberty Sirius XM Holdings Inc. (“Liberty Sirius XM Holdings”). Liberty Sirius XM Holdings was comprised of the businesses, assets and liabilities attributed to the Liberty SiriusXM Group immediately prior to the Split-Off. Following the Split-Off, a wholly owned subsidiary of Liberty Sirius XM Holdings merged with and into Sirius XM Holdings Inc. (“Sirius XM Holdings”), with Sirius XM Holdings surviving the merger as a wholly owned subsidiary of Liberty Sirius XM Holdings. As a result of these transactions, Liberty Sirius XM Holdings is an independent company separate from Liberty Media and has been renamed Sirius XM Holdings Inc. Liberty Sirius XM Holdings is presented as a discontinued operation in Liberty Media’s condensed consolidated financial statements.

Discussion of Results

Unless otherwise noted, the following discussion compares financial information for the three months ended September 30, 2024 to the same period in 2023.

FORMULA ONE GROUP – The following table provides the financial results attributed to Formula One Group for the third quarter of 2024. In the third quarter, Formula One Group incurred $21 million of corporate level selling, general and administrative expense (including stock-based compensation expense).

	3Q23	3Q24

	amounts in millions
Formula One Group
Revenue
Formula 1	$887	$861
Corporate and other	—	70
Intergroup elimination	—	(20)
Total Formula One Group	$887	$911
Operating Income (Loss)
Formula 1	$132	$146
Corporate and other	(25)	(36)
Total Formula One Group	$107	$110
Adjusted OIBDA (Loss)
Formula 1	$215	$221
Corporate and other	(18)	(14)
Total Formula One Group	$197	$207

F1 Operating Results

“Our business is benefitting from excellent competitive and financial momentum. We signed a ground-breaking partnership with LVMH for 2025, expanded our relationships with Lenovo and American Express, and secured licensing agreements with LEGO and Mattel’s Hot Wheels which expand F1 beyond our race calendar into the homes of our fans,” said Stefano Domenicali, Formula 1 President and CEO. “The thrilling racing and tight championship has benefitted viewership and digital engagement as the season has progressed. Race attendance is up season-to-date at 5.8 million with sellout crowds at nearly all races. It is great to see the on-track talent of both our seasoned drivers as well as young talent who hopefully have long F1 careers ahead.”

The following table provides the operating results of Formula 1 (“F1”).

	3Q23	3Q24	% Change

	amounts in millions
Primary Formula 1 revenue	$790	$758	(4)%
Other Formula 1 revenue	97	103	6%
Total Formula 1 revenue	$887	$861	(3)%
Operating expenses (excluding stock-based compensation):
Team payments	(432)	(371)	14%
Other cost of Formula 1 revenue	(183)	(190)	(4)%
Cost of Formula 1 revenue	$(615)	$(561)	9%
Selling, general and administrative expenses	(57)	(79)	(39)%
Adjusted OIBDA	$215	$221	3%
Stock-based compensation	(1)	(1)	—%
Depreciation and Amortization(a)	(82)	(74)	10%
Operating income (loss)	$132	$146	11%

Number of races in period	8	7

a)	Includes $74 million and $61 million of amortization related to purchase accounting for the periods ended September 30, 2023 and September 30, 2024, respectively, that is excluded from calculations for purposes of team payments.

Primary F1 revenue represents the majority of F1’s revenue and is derived from (i) race promotion revenue, (ii) media rights fees and (iii) sponsorship fees.

There were seven races held in the third quarter of 2024, compared to eight races held in the third quarter of 2023. There are 24 events scheduled for the 2024 race calendar, compared to 22 events held in 2023.

Primary F1 revenue decreased in the third quarter due to less media rights and sponsorship revenue driven by one fewer race held in the current period which resulted in a lower proportion of season-based revenue recognized. Sponsorship revenue also decreased due to the impact of the mix of races on event specific fees, partially offset by recognition of revenue from new sponsors. The decline in media rights revenue recognized was partially offset by contractual increases in fees and continued growth in F1 TV subscription revenue. Race promotion revenue grew in the third quarter due to fees from the different mix of events held compared to the prior year period. Other F1 revenue increased in the third quarter primarily due to higher licensing revenue and revenue generated from third-party events at the Las Vegas Grand Prix Plaza, partially offset by lower hospitality income due to the mix of events in the current period.

Operating income and Adjusted OIBDA(2) increased in the third quarter. Team payments decreased due to the pro rata recognition of payments across the race season with one fewer race held in the current period, partially offset by the expectation of higher team payments for the full year. Other cost of F1 revenue is largely variable in nature and is mostly derived from servicing both Primary and Other F1 revenue opportunities. These costs increased due to higher commissions and partner servicing costs associated with servicing Primary F1 revenue streams and higher digital costs, partially offset by lower FIA regulatory, technical, hospitality and travel costs due to the mix of events held. Other cost of F1 revenue in the third quarter was also impacted by higher costs associated with F1 Academy and lease expense for the Las Vegas Grand Prix Plaza which wasn’t incurred in the prior year. Selling, general and administrative expense increased due to higher personnel, IT, property and marketing costs as well as legal and other professional fees, partially offset by foreign exchange favorability.

Corporate and Other Operating Results

Corporate and Other revenue increased in the second quarter due to the inclusion of Quint results and $7 million of rental income related to the Las Vegas Grand Prix Plaza. In the third quarter, Quint results were primarily driven by F1 Experiences across the seven races held. Quint’s revenue is seasonal around its largest events, which are generally during the second and fourth quarters. Corporate and Other Adjusted OIBDA for the third quarter of 2024 includes the rental income related to the Las Vegas Grand Prix Plaza, Quint results and other corporate overhead.

The businesses and assets attributed to Formula One Group consist primarily of Liberty Media’s subsidiaries, F1 and Quint.

LIBERTY LIVE GROUP – In the third quarter, $3 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to Liberty Live Group.

The businesses and assets attributed to Liberty Live Group consist of Liberty Media’s interest in Live Nation and other minority investments.

Share Repurchases

There were no repurchases of Liberty Media’s common stock from August 1 through October 31, 2024. The total remaining repurchase authorization for Liberty Media as of November 1, 2024 is $1.1 billion and can be applied to repurchases of common shares of any of the Liberty Media tracking stocks.

FOOTNOTES

1)	Liberty Media will discuss these headlines and other matters on Liberty Media's earnings conference call that will begin at 10:00 a.m. (E.T.) on November 7, 2024. For information regarding how to access the call, please see “Important Notice” later in this document.
2)	For a definition of Adjusted OIBDA (as defined by Liberty Media) and the applicable reconciliation, see the accompanying schedule.

NOTES

The following financial information with respect to Liberty Media's equity affiliates, available for sale securities, cash and debt is intended to supplement Liberty Media's condensed consolidated balance sheet and statement of operations to be included in its Form 10-Q for the period ended September 30, 2024.

Fair Value of Corporate Public Holdings

(amounts in millions)	6/30/2024	9/30/2024
Formula One Group
Other Monetizable Public Holdings(a)	50	—
Total Formula One Group	$50	$—

Liberty Live Group
Live Nation Investment(b)	6,529	7,625
Total Liberty Live Group	$6,529	$7,625

Total Liberty Media	$6,579	$7,625

a)	Represents the carrying value of other public holdings that are accounted for at fair value. Formula One Group liquidated $50 million of time deposits during the third quarter of 2024.
b)	Represents the fair value of the equity investment in Live Nation. In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its condensed consolidated balance sheet at $319 million and $422 million as of June 30, 2024 and September 30, 2024, respectively.

Cash and Debt

The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	6/30/2024	9/30/2024
Cash and Cash Equivalents Attributable to:
Formula One Group(a)	$1,491	$2,666
Liberty Live Group	406	388
Total Consolidated Cash and Cash Equivalents (GAAP)	$1,897	$3,054

Debt:
2.25% convertible notes due 2027(b)	475	475
Formula 1 term loan and revolving credit facility	2,389	2,384
Other corporate level debt	56	54
Total Attributed Formula One Group Debt	$2,920	$2,913
Fair market value adjustment	(8)	15
Total Attributed Formula One Group Debt (GAAP)	$2,912	$2,928
Formula 1 leverage(c)	1.3x	1.1x

0.5% Live Nation exchangeable senior debentures due 2050(b)	62	50
2.375% Live Nation exchangeable senior debentures due 2053(b)	1,150	1,150
Live Nation margin loan	—	—
Total Attributed Liberty Live Group Debt	$1,212	$1,200
Unamortized discount, fair market value adjustment and deferred loan costs	91	237
Total Attributed Liberty Live Group Debt (GAAP)	$1,303	$1,437

Total Liberty Media Corporation Debt (GAAP)	$4,215	$4,365

a)	Includes $1,245 million and $1,383 million of cash held at F1 as of June 30, 2024 and September 30, 2024, respectively, and $58 million and $65 million of cash held at Quint as of June 30, 2024 and September 30, 2024, respectively.
b)	Face amount of the convertible notes and exchangeable debentures with no fair market value adjustment. The 0.5% Live Nation exchangeable senior debentures due 2050 were redeemed in September 2024 and remaining exchange obligations were settled in October 2024.
c)	Net leverage as defined in F1’s credit facilities for covenant calculations.

Liberty Media and F1 are in compliance with their debt covenants as of September 30, 2024.

In August, Liberty Media issued 12.2 million shares of Series C Formula One common stock for $949 million gross proceeds to increase the cash consideration related to its planned acquisition of  Dorna Sports, S.L., the parent company of MotoGP. Total cash and cash equivalents attributed to Formula One Group increased $1,175 million during the third quarter primarily due to the August equity issuance and cash from operations at F1.

Total debt at Formula One Group was relatively flat in the third quarter. In September, F1 refinanced its Term Loan B and extended the maturities of its facilities. The Term Loan A and revolving credit facility have been extended to mature in September 2029 and the Term Loan B has been extended to mature in September 2031. The margin on F1’s Term Loan B was permanently reduced from 2.25% to 2.00% with the potential to permanently step down to 1.75% if a certain leverage test is met on or after the earlier of the closing or termination of the MotoGP acquisition. As part of the terms obtained under the September refinancing, F1 also raised an incremental $850 million of Term Loan B commitment in addition to the incremental $150 million Term Loan A commitment obtained in April. The incremental term loans will be used to fund a portion of the MotoGP acquisition and are conditioned upon transaction close.

Total cash and cash equivalents attributed to Liberty Live Group decreased $18 million during the third quarter primarily due to net debt repayment, interest payments and corporate overhead. Total debt attributed to Liberty Live Group decreased $12 million during the quarter due to the redemption of a portion of the 0.5% exchangeable senior debentures due 2050. In August 2024, Liberty Media issued a redemption notice for all of its 0.5% exchangeable senior debentures due 2050. Any debentures that were not so purchased or properly surrendered for exchange were redeemed in full on September 1, 2024. In October 2024, Liberty Live Group settled the $50 million principal amount of the 0.5% exchangeable senior debentures due 2050 surrendered for exchange with cash on hand.

Important Notice: Liberty Media Corporation (Nasdaq: FWONA, FWONK, LLYVA, LLYVK) will discuss Liberty Media's earnings release on a conference call which will begin at 10:00 a.m. (E.T.) on November 7, 2024.  The call can be accessed by dialing (877) 704-2829 or (215) 268-9864, passcode 13744092 at least 10 minutes prior to the start time.  The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.libertymedia.com/investors/news-events/ir-calendar.  Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial performance and prospects, the planned acquisition of MotoGP, Formula 1 debt matters, expectations regarding Live Nation’s business and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of all conditions to closing for the transaction with MotoGP, possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the unfavorable outcome of  future litigation, the failure to realize benefits of acquisitions, rapid industry change, failure of third parties to perform, continued access to capital on terms acceptable to Liberty Media and changes in law, including consumer protection laws, and their enforcement. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Contact: Shane Kleinstein (720) 875-5432

LIBERTY MEDIA CORPORATION

BALANCE SHEET INFORMATION

September 30, 2024 (unaudited)

	Attributed
	Formula	Liberty
	One	Live	Intergroup	Consolidated
	Group	Group	Eliminations	Liberty

	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$2,666	388	—	3,054
Trade and other receivables, net	122	—	—	122
Other current assets	503	—	—	503
Total current assets	3,291	388	—	3,679
Investments in affiliates, accounted for using the equity method	35	448	—	483

Property and equipment, at cost	1,010	—	—	1,010
Accumulated depreciation	(183)	—	—	(183)
	827	—	—	827

Goodwill	4,192	—	—	4,192
Intangible assets subject to amortization, net	2,757	—	—	2,757
Other assets	878	419	(27)	1,270
Total assets	$11,980	1,255	(27)	13,208

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$404	—	—	404
Current portion of debt	21	55	—	76
Deferred revenue	756	—	—	756
Other current liabilities	37	—	—	37
Total current liabilities	1,218	55	—	1,273
Long-term debt	2,907	1,382	—	4,289
Deferred income tax liabilities	27	—	(27)	—
Other liabilities	186	1	—	187
Total liabilities	4,338	1,438	(27)	5,749
Equity / Attributed net assets	7,642	(206)	—	7,436
Noncontrolling interests in equity of subsidiaries	—	23	—	23
Total liabilities and equity	$11,980	1,255	(27)	13,208

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS INFORMATION
Three months ended September 30, 2024 (unaudited)

	Attributed
	Formula	Liberty	Liberty
	One	Live	SiriusXM	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Formula 1 revenue	$848	—	—	848
Other revenue	63	—	—	63
Total revenue	911	—	—	911
Operating costs and expenses:
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	554	—	—	554
Other cost of sales	41	—	—	41
Other operating expenses	2	—	—	2
Selling, general and administrative (1)	113	3	—	116
Impairment and acquisition costs	3	—	—	3
Depreciation and amortization	88	—	—	88
	801	3	—	804
Operating income (loss)	110	(3)	—	107
Other income (expense):
Interest expense	(54)	(8)	—	(62)
Share of earnings (losses) of affiliates, net	(1)	117	—	116
Realized and unrealized gains (losses) on financial instruments, net	39	(94)	—	(55)
Other, net	21	8	—	29
	5	23	—	28
Earnings (loss) from continuing operations before income taxes	115	20	—	135
Income tax (expense) benefit	2	(5)	—	(3)
Net earnings (loss) from continuing operations	117	15	—	132
Net earnings (loss) from discontinued operations	—	—	(3,002)	(3,002)
Net earnings (loss)	117	15	(3,002)	(2,870)
Less net earnings (loss) attributable to the noncontrolling interests	—	—	(502)	(502)
Net earnings (loss) attributable to Liberty stockholders	$117	15	(2,500)	(2,368)

(1) Includes stock-based compensation expense as follows:
Selling, general and administrative	$6	1	—	7

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS INFORMATION
Three months ended September 30, 2023 (unaudited)

	Attributed
	Formula	Liberty	Liberty
	One	Live	SiriusXM	Braves	Consolidated
	Group	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Formula 1 revenue	$887	—	—	—	887
Other revenue	—	—	—	49	49
Total revenue	887	—	—	49	936
Operating costs and expenses:
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	615	—	—	—	615
Other operating expenses	—	—	—	38	38
Selling, general and administrative (1)	79	5	—	9	93
Depreciation and amortization	86	—	—	3	89
	780	5	—	50	835
Operating income (loss)	107	(5)	—	(1)	101
Other income (expense):
Interest expense	(56)	(2)	(1)	(3)	(62)
Share of earnings (losses) of affiliates, net	2	90	50	1	143
Realized and unrealized gains (losses) on financial instruments, net	66	(72)	45	—	39
Unrealized gains (losses) on intergroup interests	16	—	—	(20)	(4)
Other, net	14	(35)	1	1	(19)
	42	(19)	95	(21)	97
Earnings (loss) from continuing operations before income taxes	149	(24)	95	(22)	198
Income tax (expense) benefit	(31)	5	(21)	1	(46)
Net earnings (loss) from continuing operations	118	(19)	74	(21)	152
Net earnings (loss) from discontinued operations	—	—	291	—	291
Net earnings (loss)	118	(19)	365	(21)	443
Less net earnings (loss) attributable to the noncontrolling interests	—	—	58	—	58
Net earnings (loss) attributable to Liberty stockholders	$118	(19)	307	(21)	385

(1) Includes stock-based compensation expense as follows:
Selling, general and administrative	4	1	—	1	6

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Nine months ended September 30, 2024 (unaudited)

	Attributed
	Formula	Liberty	Liberty
	One	Live	SiriusXM	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$218	76	(2,412)	(2,118)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Net (earnings) loss from discontinued operations	—	—	2,412	2,412
Depreciation and amortization	263	—	—	263
Stock-based compensation	24	3	—	27
Share of (earnings) loss of affiliates, net	6	(181)	—	(175)
Realized and unrealized (gains) losses on financial instruments, net	(86)	75	—	(11)
Deferred income tax expense (benefit)	22	22	—	44
Intergroup tax allocation	(97)	(1)	—	(98)
Intergroup tax (payments) receipts	128	3	—	131
Other, net	25	(4)	—	21
Changes in operating assets and liabilities
Current and other assets	(71)	—	—	(71)
Payables and other liabilities	155	(4)	—	151
Net cash provided (used) by operating activities	587	(11)	—	576
Cash flows from investing activities:
Investments in equity method affiliates and debt and equity securities	(7)	(3)	—	(10)
Cash proceeds from dispositions	—	107	—	107
Cash (paid) received for acquisitions, net of cash acquired	(205)	—	—	(205)
Capital expended for property and equipment, including internal-use software and website development	(52)	—	—	(52)
Other investing activities, net	(13)	1	—	(12)
Net cash provided (used) by investing activities	(277)	105	—	(172)
Cash flows from financing activities:
Borrowings of debt	644	—	—	644
Repayments of debt	(671)	(12)	—	(683)
Issuance of Series C Liberty Formula One common stock	939	—	—	939
Other financing activities, net	42	1	—	43
Net cash provided (used) by financing activities	954	(11)	—	943
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	1	—	—	1
Net cash provided (used) by discontinued operations:
Cash provided (used) by operating activities	—	—	879	879
Cash provided (used) by investing activities	—	—	(709)	(709)
Cash provided (used) by financing activities	—	—	(485)	(485)
Net cash provided (used) by discontinued operations	—	—	(315)	(315)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,265	83	(315)	1,033
Cash, cash equivalents and restricted cash at beginning of period	1,408	305	315	2,028
Cash, cash equivalents and restricted cash at end of period	$2,673	388	—	3,061

Cash and cash equivalents	$2,666	388	—	3,054
Restricted cash included in other current assets	7	—	—	7
Total cash and cash equivalents and restricted cash at end of period	$2,673	388	—	3,061

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Nine months ended September 30, 2023 (unaudited)

	Attributed
	Formula	Liberty	Liberty
	One	Live	SiriusXM	Braves	Consolidated
	Group	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$124	(19)	802	(109)	798
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Net (earnings) loss from discontinued operations	—	—	(757)	—	(757)
Depreciation and amortization	254	—	—	37	291
Stock-based compensation	14	1	—	7	22
Share of (earnings) loss of affiliates, net	1	(90)	(127)	(12)	(228)
Realized and unrealized (gains) losses on financial instruments, net	(83)	72	59	(3)	45
Unrealized (gains) losses on intergroup interests, net	(15)	—	—	83	68
Deferred income tax expense (benefit)	19	(4)	14	(5)	24
Intergroup tax allocation	(135)	(1)	(1)	—	(137)
Intergroup tax (payments) receipts	91	—	—	(1)	90
Other, net	6	34	6	4	50
Changes in operating assets and liabilities
Current and other assets	(122)	(10)	—	(34)	(166)
Payables and other liabilities	400	14	1	65	480
Net cash provided (used) by operating activities	554	(3)	(3)	32	580
Cash flows from investing activities:
Investments in equity method affiliates and debt and equity securities	(173)	—	—	—	(173)
Cash proceeds from dispositions	110	1	—	—	111
Capital expended for property and equipment, including internal-use software and website development	(308)	—	—	(35)	(343)
Other investing activities, net	(20)	—	—	—	(20)
Net cash provided (used) by investing activities	(391)	1	—	(35)	(425)
Cash flows from financing activities:
Borrowings of debt	—	1,135	—	30	1,165
Repayments of debt	(64)	(918)	—	(20)	(1,002)
Settlement of intergroup interests	(273)	—	—	—	(273)
Atlanta Braves Holdings, Inc. Split-Off	—	—	—	(188)	(188)
Reclassification	(100)	100	—	—	—
Other financing activities, net	11	—	3	8	22
Net cash provided (used) by financing activities	(426)	317	3	(170)	(276)
Net cash provided (used) by discontinued operations:
Cash provided (used) by operating activities	—	—	1,301	—	1,301
Cash provided (used) by investing activities	—	—	(565)	—	(565)
Cash provided (used) by financing activities	—	—	(771)	—	(771)
Net cash provided (used) by discontinued operations	—	—	(35)	—	(35)
Net increase (decrease) in cash, cash equivalents and restricted cash	(263)	315	(35)	(173)	(156)
Cash, cash equivalents and restricted cash at beginning of period	1,733	NA	370	173	2,276
Cash, cash equivalents and restricted cash at end of period	$1,470	315	335	—	2,120

Cash and cash equivalents	$1,470	315	—	NA	1,785
Cash and cash equivalents included in current assets of discontinued operations	—	—	327	NA	327
Restricted cash included in noncurrent assets of discontinued operations	—	—	8	NA	8
Total cash and cash equivalents and restricted cash at end of period	$1,470	315	335	NA	2,120

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for Formula One Group, Liberty Live Group and the former Braves Group, together with reconciliations to operating income, as determined under GAAP.  Liberty Media defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and other related costs and impairment charges.

Liberty Media believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because Adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for Liberty Media to operating income (loss) calculated in accordance with GAAP for the three months ended September 30, 2023 and September 30, 2024, respectively.

QUARTERLY SUMMARY

(amounts in millions)	3Q23	3Q24
Formula One Group
Operating income	$107	$110
Depreciation and amortization	86	88
Stock compensation expense	4	6
Impairment and acquisition costs(a)	—	3
Adjusted OIBDA	$197	$207

Liberty Live Group
Operating income	$(5)	$(3)
Stock compensation expense	1	1
Adjusted OIBDA	$(4)	$(2)

Braves Group
Operating income	$(1)	N/A
Depreciation and amortization	3	N/A
Stock compensation expense	1	N/A
Adjusted OIBDA	$3	N/A

Liberty Media Corporation (Consolidated)
Operating income	$101	$107
Depreciation and amortization	89	88
Stock compensation expense	6	7
Impairment and acquisition costs	—	3
Adjusted OIBDA	$196	$205

(a)	During the three months ended September 30, 2024, Formula One Group incurred $3 million of costs related to corporate acquisitions.